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                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No.1 to the Registration Statement on Form N-4 (the "Registration Statement") of our report dated March 12, 2002, relating to the financial statements of New York Life Insurance and Annuity Corporation which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
New York, New York
April 24, 2002